151 Farmington Avenue Hartford, Conn. 06156	Media Contact: T.J. Crawford 212-457-0583 crawfordt2@aetna.com
Investor Contact: Joe Krocheski 860-273-0896 krocheskij@aetna.com

News Release _________________________________________________________

AETNA REPORTS SECOND-QUARTER 2017 RESULTS

HARTFORD, Conn., August 3, 2017 - Aetna (NYSE: AET) announced second-quarter 2017 net income(1) of $1.2 billion, or $3.60 per share. Adjusted earnings(2) for second-quarter 2017 were $1.1 billion, or $3.42 per share. Aetna's strong second-quarter performance resulted in net income of $822 million and adjusted earnings of $2.1 billion for the six months ended June 30, 2017.

“Our strong second quarter results speak to our continued focus on disciplined pricing and execution of our targeted growth strategy,” said Mark T. Bertolini, Aetna chairman and CEO. “Based on our continued outperformance, we are once again increasing our full-year 2017 earnings projections.”

“Our core businesses continued to outperform during the second quarter, carrying forward positive momentum from the start of the year,” said Shawn M. Guertin, Aetna executive vice president and CFO. “Additional 2017 earnings power allows us to improve our full-year outlook while also accelerating our timeline for targeted investments in growth initiatives.”

(In millions, except per share data)

	Second-Quarter 2017			Full-Year 2017
	Revenue	Earnings	EPS	Projected EPS(4)

GAAP	$15,523	$1,203	$3.60	$5.46 to $5.56

Non-GAAP (Adjusted)	$15,498	$1,145	$3.42	$9.45 to $9.55

Medical Membership totaled 22.1 million at June 30, 2017

Aetna presents both GAAP and non-GAAP financial measures in this press release to provide investors with additional information. Refer to footnotes (1) through (6) for definitions of non-GAAP financial measures and pages 9 through 11 for reconciliations of the most directly comparable GAAP financial measures to non-GAAP financial measures.

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Second-Quarter Financial Results at a Glance
	Second-Quarter
(Millions, except per common share data)	2017	2016	Change
Total revenue	$15,523	$15,953	(3)%
Adjusted revenue(3)	15,498	15,898	(3)%
Net income(1)	1,203	791	52%
Adjusted earnings(2)	1,145	783	46%

Per share results:
Net income(1)	$3.60	$2.23	61%
Adjusted earnings(2)	3.42	2.21	55%

Weighted average common shares - diluted	334.5	354.1

Total Company Results

•
Net income(1) was $1.2 billion for second-quarter 2017 compared with $791 million for second-quarter 2016. The significant increase in net income during second-quarter 2017 was primarily due to the increase in adjusted earnings described below and lower transaction and integration-related costs in 2017 compared to 2016.

•
Adjusted earnings(2) were $1.1 billion for second-quarter 2017 compared with $783 million for second-quarter 2016. The substantial increase in adjusted earnings during second-quarter 2017 was primarily due to continued strong performance in Aetna's Health Care segment. The increase also reflects a larger decrease in Aetna's estimate of risk adjustment payables for the prior year for its individual and small group ACA compliant products in the second quarter of 2017 compared to the second quarter of 2016.

•
Total revenue and adjusted revenue(3) were both $15.5 billion for the second-quarter 2017 and were $16.0 billion and $15.9 billion, respectively, for second-quarter 2016. The decrease in total revenue and adjusted revenue during second-quarter 2017 was primarily due to lower premiums in Aetna's Health Care segment, including lower membership in Aetna's ACA compliant individual and small group products, and the temporary suspension of the health insurer fee ("HIF") in 2017.

•
Total company expense ratio was 16.4 percent and 17.5 percent for the second quarters of 2017 and 2016, respectively. The adjusted expense ratio(5) was 16.5 percent and 17.1 percent for the second quarters of 2017 and 2016, respectively. The improvement in both ratios during 2017 was primarily due to the temporary suspension of the HIF in 2017 and the execution of Aetna's expense management initiatives, partially offset by targeted investment spending on Aetna's growth initiatives. The total company expense ratio also improved due to lower transaction and integration-related costs in second-quarter 2017 compared to 2016.

•
After-tax net income margin was 7.7 percent and 5.0 percent for second quarters of 2017 and 2016, respectively. The adjusted pre-tax margin(6) was 11.7 percent and 8.9 percent for the second quarters of 2017 and 2016, respectively. The improvement in both second-quarter 2017 ratios was primarily due to continued strong performance in Aetna's Health Care segment. The improvement in the adjusted pre-tax margin was partially offset by the negative impact of the temporary suspension of the HIF in 2017.

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•
Total debt to consolidated capitalization ratio(7) was 37.3 percent at June 30, 2017 compared with 53.6 percent at December 31, 2016. The total debt to consolidated capitalization ratio at June 30, 2017 reflects the repayment of approximately $11.6 billion aggregate principal amount of Aetna's senior notes during 2017.

•
Effective tax rate was 35.0 percent for second-quarter 2017 compared with 41.4 percent for second-quarter 2016. The decrease in Aetna's effective tax rate for second-quarter 2017 was primarily due to the temporary suspension of the non-deductible HIF in 2017.

Health Care Segment Results
Health Care, which provides a full range of insured and self-insured medical, pharmacy, dental and behavioral health products and services, reported:

•
Income before income taxes(1) of $1.7 billion for second-quarter 2017 compared with $1.3 billion for second-quarter 2016. Pre-tax adjusted earnings(2) were $1.8 billion for the second-quarter 2017 compared with $1.3 billion for second-quarter 2016. The increase in both income before income taxes and pre-tax adjusted earnings was primarily due to continued strong performance across Aetna's core Health Care businesses. The increase also reflects Aetna's updated estimate of risk adjustment payables for the prior year for individual and small group ACA compliant products described above.

•
Total revenue and adjusted revenue(3) were both $14.8 billion for second-quarter 2017 and both $15.2 billion for second-quarter 2016. The decrease in total revenue and adjusted revenue was primarily due to lower membership in Aetna's ACA compliant individual and small group products and the temporary suspension of the HIF in 2017, partially offset by higher premium yields in Aetna's Commercial and Government businesses and membership growth in Aetna's Medicare products.

•
Medical membership at June 30, 2017 decreased by 358 thousand compared with March 31, 2017. The decrease primarily reflects declines in Aetna's Medicaid products primarily due to the exit of the Missouri Medicaid program during second-quarter 2017 and declines in Aetna's Commercial Insured products primarily due to lower membership in Aetna's ACA compliant individual and small group products. The decrease was partially offset by increases in Aetna's Commercial ASC and Medicare Insured products.

•	Medical benefit ratios ("MBRs") for the three and six months ended June 30, 2017 and 2016 were as follows:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Change		2017	2016	Change
Commercial	78.6%	83.4%	(4.8)	pts.	79.0%	80.6%	(1.6)	pts.
Government	81.3%	81.4%	(0.1)	pts.	83.3%	82.4%	0.9	pts.
Total Health Care	80.0%	82.4%	(2.4)	pts.	81.3%	81.5%	(0.2)	pts.

•
Aetna's second-quarter 2017 Commercial MBR decreased compared with second-quarter 2016 primarily due to improved performance across Aetna's core Commercial business. The decrease also reflects Aetna's updated estimate of risk adjustment payables for the prior year for individual and small group ACA compliant products

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described above. The decrease was partially offset by the unfavorable impact of the temporary suspension of the HIF in 2017.

•
Aetna's second-quarter 2017 Government MBR remained relatively flat compared with second-quarter 2016 primarily due to improved performance in Aetna's Government business, largely offset by the unfavorable impact of the temporary suspension of the HIF in 2017.

•
In second-quarter 2017, Aetna experienced favorable development of prior-period health care cost estimates in its Medicare, Commercial and Medicaid products, primarily attributable to first-quarter 2017 performance.

•
Prior year's health care costs payable estimates developed favorably by $750 million and $709 million during the first six months of 2017 and 2016, respectively. This development is reported on a basis consistent with the prior years' development reported in the health care costs payable table in Aetna's annual audited financial statements, and does not directly correspond to an increase in 2017 operating results.

•
Days claims payable(7) was 54 days at June 30, 2017, a sequential increase of one day compared to March 31, 2017 and a decrease of two days compared with June 30, 2016. The year over year decrease was driven by a number of factors, including the operational maturation of new Medicaid contracts, decreased claims processing times and changes in business mix, primarily related to the decline in Aetna's individual Commercial product membership.

Group Insurance Segment Results
Group Insurance, which includes group life, disability and long-term care products, reported:

•
Income before income taxes(1) of $57 million for second-quarter 2017 compared with $74 million for second-quarter 2016. Pre-tax adjusted earnings(2) were $42 million for second-quarter 2017 compared with $57 million for second-quarter 2016. Income before income taxes and pre-tax adjusted earnings decreased primarily due to lower underwriting margins in Aetna's life products.

•
Total revenue of $642 million and $647 million for the second quarters of 2017 and 2016, respectively. Adjusted revenue(3) was $627 million and $630 million for the second quarters of 2017 and 2016, respectively.

Large Case Pensions Segment Results
Large Case Pensions, which manages a variety of discontinued and other retirement and savings products, primarily for qualified pension plans, reported:

•
Income before income taxes(1) of $115 million for second-quarter 2017 compared with $135 million for second-quarter 2016. The decrease in income before income taxes was primarily due to a larger reduction of Aetna's reserve for anticipated future losses on discontinued products in 2016 compared to 2017.

•	Pre-tax adjusted earnings(2) were $3 million for both the second quarters of 2017 and 2016.

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•	Total revenue of $81 million for second-quarter 2017 compared with $82 million for second-quarter 2016. Adjusted revenue(3) was $78 million for both the second quarters of 2017 and 2016.
Aetna's conference call to discuss second-quarter 2017 results will begin at 8:30 a.m. ET today. The public may access the conference call through a live audio webcast available on Aetna's Investor Information website at www.aetna.com/investor. Financial, statistical and other information, including GAAP reconciliations, related to the conference call also will be available on Aetna's Investor Information website.
The conference call also can be accessed by dialing 1-877-709-8150, or +1-201-689-8354 for international callers. The company suggests participants dial in approximately 10 minutes before the call. No access code is required. Individuals who dial in will be asked to identify themselves and their affiliations.
A replay of the call may be accessed through Aetna's Investor Information website at www.aetna.com/investor or by dialing 1-877-660-6853, or +1-201-612-7415 for international callers. The replay conference ID is 13665591. Telephone replays will be available until 11 p.m. ET on August 17, 2017.

About Aetna
Aetna is one of the nation's leading diversified health care benefits companies, serving an estimated 44.7 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities, Medicaid health care management services, workers' compensation administrative services and health information technology products and services. Aetna's customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com and learn about how Aetna is helping to build a healthier world. @AetnaNews

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Condensed Consolidated Balance Sheets
(Unaudited)
	June 30,	December 31,
(Millions)	2017	2016
Assets:
Cash and short-term investments	$6,508	$21,042
Accounts receivable, net	5,923	4,580
Other current assets	3,070	2,827
Total current assets	15,501	28,449
Long-term investments	21,953	21,833
Other long-term assets	19,260	18,864
Total assets	$56,714	$69,146

Liabilities and shareholders’ equity:
Health care costs payable	$6,246	$6,558
Current portion of long-term debt	1,997	1,634
Other current liabilities	11,497	10,502
Total current liabilities	19,740	18,694
Long-term debt, less current portion	7,175	19,027
Other long-term liabilities	14,224	13,482
Total Aetna shareholders' equity	15,404	17,881
Non-controlling interests	171	62
Total liabilities and equity	$56,714	$69,146

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Consolidated Statements of Income
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Millions)	2017	2016	2017	2016
Revenue:
Health care premiums	$13,223	$13,629	$26,442	$27,098
Other premiums	552	547	1,096	1,087
Fees and other revenue	1,486	1,474	2,961	2,941
Net investment income	237	251	497	469
Net realized capital gains (losses)	25	52	(308)	51
Total revenue	15,523	15,953	30,688	31,646

Benefits and expenses:
Health care costs	10,577	11,232	21,493	22,080
Current and future benefits	539	525	1,084	1,054
Operating expenses:
Selling expenses	402	416	823	837
General and administrative expenses	2,150	2,368	5,582	4,810
Total operating expenses	2,552	2,784	6,405	5,647
Interest expense	86	123	259	225
Amortization of other acquired intangible assets	58	64	118	126
Loss on early extinguishment of long-term debt	—	—	246	—
Reduction of reserve for anticipated future losses on discontinued products	(109)	(128)	(109)	(128)
Total benefits and expenses	13,703	14,600	29,496	29,004

Income before income taxes	1,820	1,353	1,192	2,642
Income tax expense	637	560	389	1,111
Net income including non-controlling interests	1,183	793	803	1,531
Less: Net (loss) income attributable to non-controlling interests	(20)	2	(19)	3
Net income attributable to Aetna	$1,203	$791	$822	$1,528

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Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended June 30,
(Millions)	2017	2016
Cash flows from operating activities:
Net income including non-controlling interests	$803	$1,531
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized capital losses (gains)	308	(51)
Depreciation and amortization	339	343
Debt fair value amortization	(10)	(15)
Equity in earnings of affiliates, net	(60)	(2)
Stock-based compensation expense	94	101
Reduction of reserve for anticipated future losses on discontinued products	(109)	(128)
Amortization of net investment premium	37	39
Loss on early extinguishment of long-term debt	246	—
Changes in assets and liabilities:
Premiums due and other receivables	(1,335)	(1,215)
Income taxes	(222)	418
Other assets and other liabilities	(432)	470
Health care and insurance liabilities	1,033	719
Net cash provided by operating activities	692	2,210
Cash flows from investing activities:
Proceeds from sales and maturities of investments	6,091	6,699
Cost of investments	(5,736)	(6,534)
Additions to property, equipment and software	(180)	(129)
Net cash provided by investing activities	175	36
Cash flows from financing activities:
Issuance of long-term debt	—	12,886
Repayment of long-term debt	(11,734)	—
Common shares issued under benefit plans, net	(126)	(88)
Common shares repurchased	(3,300)	—
Dividends paid to shareholders	(254)	(175)
Net payment on interest rate derivatives	—	(274)
Contributions, non-controlling interests	125	—
Net cash (used for) provided by financing activities	(15,289)	12,349
Net (decrease) increase in cash and cash equivalents	(14,422)	14,595
Cash and cash equivalents, beginning of period	17,996	2,524
Cash and cash equivalents, end of period	$3,574	$17,119

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Reconciliation of the Most Directly Comparable GAAP Measure to Certain Reported Amounts
				Three Months Ended June 30, 2017					Three Months Ended June 30, 2016
(Millions, except per common share data) Reconciliation of net income to adjusted earnings				Total Company	Per Common Share				Total Company	Per Common Share
Net income(1) (GAAP measure)				$1,203	$3.60				$791	$2.23
Transaction and integration-related costs				(10)	(0.03)				103	0.29
Reduction of reserve for anticipated future losses on discontinued products				(109)	(0.33)				(128)	(0.36)
Amortization of other acquired intangible assets				58	0.17				64	0.18
Net realized capital gains				(25)	(0.08)				(52)	(0.14)
Income tax expense				28	0.09				5	0.01
Adjusted earnings(2)				$1,145	$3.42				$783	$2.21

Weighted average common shares - diluted					334.5					354.1

	Three Months Ended June 30, 2017					Three Months Ended June 30, 2016
(Millions) Reconciliation of total revenue to adjusted revenue	Health Care	Group Insurance	Large Case Pensions	Corporate Financing(8)	Total Company	Health Care	Group Insurance	Large Case Pensions	Corporate Financing(8)	Total Company
Total revenue (GAAP measure)	$14,800	$642	$81	$—	$15,523	$15,221	$647	$82	$3	$15,953
Interest income on proceeds of transaction-related debt	—	—	—	—	—	—	—	—	(3)	(3)
Net realized capital gains	(7)	(15)	(3)	—	(25)	(31)	(17)	(4)	—	(52)
Adjusted revenue(3) (excludes net realized capital gains and an other item)	$14,793	$627	$78	$—	$15,498	$15,190	$630	$78	$—	$15,898

Reconciliation of income before income taxes to pre-tax adjusted earnings
Income (loss) before income taxes (GAAP measure)	$1,698	$57	$115	$(50)	$1,820	$1,310	$74	$136	$(167)	$1,353
Less: (Loss) income before income taxes attributable to non-controlling interests (GAAP measure)	(23)	—	—	—	(23)	2	—	1	—	3
Income (loss) before income taxes attributable to Aetna (GAAP measure)	1,721	57	115	(50)	1,843	1,308	74	135	(167)	1,350
Transaction and integration-related costs	—	—	—	(10)	(10)	—	—	—	103	103
Reduction of reserve for anticipated future losses on discontinued products	—	—	(109)	—	(109)	—	—	(128)	—	(128)
Amortization of other acquired intangible assets	58	—	—	—	58	64	—	—	—	64
Net realized capital gains	(7)	(15)	(3)	—	(25)	(31)	(17)	(4)	—	(52)
Pre-tax adjusted earnings (loss)(2)	$1,772	$42	$3	$(60)	$1,757	$1,341	$57	$3	$(64)	$1,337

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Reconciliation of the Most Directly Comparable GAAP Measure to Certain Reported Amounts
				Six Months Ended June 30, 2017					Six Months Ended June 30, 2016
(Millions, except per common share data) Reconciliation of net income to adjusted earnings				Total Company	Per Common Share				Total Company	Per Common Share
Net income(1) (GAAP measure)				$822	$2.42				$1,528	$4.32
Loss on early extinguishment of long-term debt				246	0.72				—	—
Penn Treaty-related guaranty fund assessments				231	0.68				—	—
Transaction and integration-related costs				1,202	3.53				169	0.48
Reduction of reserve for anticipated future losses on discontinued products				(109)	(0.32)				(128)	(0.37)
Amortization of other acquired intangible assets				118	0.35				126	0.35
Net realized capital losses (gains)				308	0.90				(51)	(0.14)
Income tax benefit				(734)	(2.16)				(40)	(0.11)
Adjusted earnings(2)				$2,084	$6.12				$1,604	$4.53

Weighted average common shares - diluted					340.3					354.0

	Six Months Ended June 30, 2017					Six Months Ended June 30, 2016
(Millions) Reconciliation of total revenue to adjusted revenue	Health Care	Group Insurance	Large Case Pensions	Corporate Financing(8)	Total Company	Health Care	Group Insurance	Large Case Pensions	Corporate Financing(8)	Total Company
Total revenue (GAAP measure)	$29,583	$1,263	$167	$(325)	$30,688	$30,235	$1,259	$149	$3	$31,646
Interest income on proceeds of transaction-related debt	—	—	—	(11)	(11)	—	—	—	(3)	(3)
Net realized capital (gains) losses	(8)	(17)	(3)	336	308	(25)	(20)	(6)	—	(51)
Adjusted revenue(3) (excludes net realized capital (gains) losses and an other item)	$29,575	$1,246	$164	$—	$30,985	$30,210	$1,239	$143	$—	$31,592

Reconciliation of income before income taxes to pre-tax adjusted earnings
Income (loss) before income taxes (GAAP measure)	$2,886	$92	$120	$(1,906)	$1,192	$2,701	$102	$137	$(298)	$2,642
Less: (Loss) income before income taxes attributable to non-controlling interests (GAAP measure)	(21)	—	1	—	(20)	5	—	(1)	—	4
Income (loss) before income taxes attributable to Aetna (GAAP measure)	2,907	92	119	(1,906)	1,212	2,696	102	138	(298)	2,638
Loss on early extinguishment of long-term debt	—	—	—	246	246	—	—	—	—	—
Penn Treaty-related guaranty fund assessments	231	—	—	—	231	—	—	—	—	—
Transaction and integration-related costs	—	—	—	1,202	1,202	—	—	—	169	169
Reduction of reserve for anticipated future losses on discontinued products	—	—	(109)	—	(109)	—	—	(128)	—	(128)
Amortization of other acquired intangible assets	118	—	—	—	118	126	—	—	—	126
Net realized capital (gains) losses	(8)	(17)	(3)	336	308	(25)	(20)	(6)	—	(51)
Pre-tax adjusted earnings (loss)(2)	$3,248	$75	$7	$(122)	$3,208	$2,797	$82	$4	$(129)	$2,754

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Margins and Ratios
		Three Months Ended June 30,		Six Months Ended June 30,
(Millions)		2017	2016	2017	2016
Reconciliation of income before income taxes to adjusted earnings before income taxes, excluding interest expense:
Income before income taxes (GAAP measure)		$1,820	$1,353	$1,192	$2,642
Interest expense(9)		86	79	174	158
Loss on early extinguishment of long-term debt		—	—	246	—
Penn Treaty-related guaranty fund assessments		—	—	231	—
Transaction and integration-related costs		(10)	103	1,202	169
Reduction of reserve for anticipated future losses on discontinued products		(109)	(128)	(109)	(128)
Amortization of other acquired intangible assets		58	64	118	126
Net realized capital (gains) losses		(25)	(52)	308	(51)
Adjusted earnings(2) before income taxes, excluding interest expense	(A)	$1,820	$1,419	$3,362	$2,916

Reconciliation of net income to adjusted earnings excluding interest expense, net of tax:
Net income(1) (GAAP measure)	(B)	$1,203	$791	$822	$1,528
Interest expense(9)		86	79	174	158
Loss on early extinguishment of long-term debt		—	—	246	—
Penn Treaty-related guaranty fund assessments		—	—	231	—
Transaction and integration-related costs		(10)	103	1,202	169
Reduction of reserve for anticipated future losses on discontinued products		(109)	(128)	(109)	(128)
Amortization of other acquired intangible assets		58	64	118	126
Net realized capital (gains) losses		(25)	(52)	308	(51)
Income tax benefit		(2)	(22)	(795)	(95)
Adjusted earnings(2) excluding interest expense, net of tax		$1,201	$835	$2,197	$1,707

Reconciliation of total revenue to adjusted revenue:
Total revenue (GAAP measure)	(C)	$15,523	$15,953	$30,688	$31,646
Interest income on proceeds of transaction-related debt		—	(3)	(11)	(3)
Net realized capital (gains) losses		(25)	(52)	308	(51)
Adjusted revenue(3) (excludes net realized capital (gains) losses and an other item)	(D)	$15,498	$15,898	$30,985	$31,592

Reconciliation of total operating expenses to adjusted operating expenses:
Total operating expenses (GAAP measure)	(E)	$2,552	$2,784	$6,405	$5,647
Penn Treaty-related guaranty fund assessments		—	—	(231)	—
Transaction and integration-related costs		10	(62)	(1,128)	(104)
Adjusted operating expenses	(F)	$2,562	$2,722	$5,046	$5,543

Net income and adjusted pre-tax margins:
After-tax net income margin (GAAP measure)	(B)/(C)	7.7%	5.0%	2.7%	4.8%
Adjusted pre-tax margin(6)	(A)/(D)	11.7%	8.9%	10.9%	9.2%

Expense ratios:
Total company expense ratio (GAAP measure)	(E)/(C)	16.4%	17.5%	20.9%	17.8%
Adjusted expense ratio(5)	(F)/(D)	16.5%	17.1%	16.3%	17.6%

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Health Care, Group Insurance and Corporate Financing Operating Cash Flow as a Percentage of Net Income
		Six Months Ended June 30,
(Millions)		2017	2016
Net cash provided by operating activities (GAAP measure)		$692	$2,210
Less: Net cash used for operating activities: Large Case Pensions		(128)	(117)
Net cash provided by operating activities: Health Care, Group Insurance and Corporate Financing	(A)	820	2,327

Net income(1) (GAAP Measure)		822	1,528
Less: Net income: Large Case Pensions		81	92
Net income: Health Care, Group Insurance and Corporate Financing	(B)	$741	$1,436

Operating cash flow as a percentage of net income:
Operating cash flow as a percentage of net income(1) (GAAP Measure)	(A)/(B)	110.7%	162.0%

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Footnotes

(1) Net income refers to net income attributable to Aetna reported in Aetna's Consolidated Statements of Income in accordance with U.S. generally accepted accounting principles ("GAAP"). Income before income taxes refers to income before income taxes attributable to Aetna in accordance with GAAP. Unless otherwise indicated, all references in this press release to net income, net income per share and income before income taxes exclude amounts attributable to non-controlling interests.

(2) Non-GAAP financial measures such as adjusted earnings, adjusted earnings per share, pre-tax adjusted earnings, adjusted operating expenses, adjusted revenue, adjusted expense ratio and adjusted pre-tax margin exclude from the relevant GAAP metrics, as applicable:

•	Amortization of other acquired intangible assets;

•	Net realized capital gains or losses; and

•	Other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance.

Although the excluded items may recur, management believes the non-GAAP financial measures Aetna discloses, including those described above, provide a more useful comparison of Aetna's underlying business performance from period to period. Prior to March 31, 2017, operating earnings was the measure reported to the chief executive officer for purposes of assessing financial performance and making operating decisions, such as the allocation of resources among Aetna's business segments. Effective March 31, 2017, the chief executive officer assesses consolidated Aetna results based on adjusted earnings and assesses business segment results based on pre-tax adjusted earnings because income taxes are recorded in Aetna's Corporate Financing segment and are not allocated to Aetna's business segments. Also effective March 31, 2017, transaction and integration-related costs were reclassified to Aetna's Corporate Financing segment because they do not reflect Aetna's underlying business performance. The prior periods have been restated to reflect this presentation. Non-GAAP financial measures Aetna discloses, including those described above, should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because Aetna believes they neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance:

•
During the six months ended June 30, 2017, Aetna incurred losses on the early extinguishment of long-term debt due to (a) the mandatory redemption of $10.2 billion aggregate principal amount of certain of its senior notes issued in June 2016 (collectively, the "SMR Notes") following the termination of the definitive agreement (the "Humana Merger Agreement") to acquire Humana Inc. ("Humana") and (b) the early redemption of $750 million aggregate principal amount of its outstanding senior notes due 2020.

•
During the six months ended June 30, 2017, Aetna recorded an expense for estimated future guaranty fund assessments related to Penn Treaty Network America Insurance Company and one of its subsidiaries (collectively, "Penn Treaty"), which was placed in rehabilitation in 2009 and placed in liquidation in March 2017. This expense does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Aetna recorded transaction and integration-related costs during the three and six months ended June 30, 2017 and 2016 primarily related to its proposed acquisition of Humana (the "Humana Transaction"). The negative transaction costs for the three months ended June 30, 2017 reflect the release of previously accrued expenses upon reconciliation to the final actual expenses incurred related to the Humana Transaction. Transaction costs include costs associated with the termination of the Humana Merger Agreement, the termination of Aetna's agreement to sell certain assets to Molina Healthcare, Inc. and advisory, legal and other professional fees which are reflected in Aetna's GAAP Consolidated Statements of Income in general and administrative expenses. Transaction costs also include the negative cost of carry associated with the debt financing that Aetna obtained in June 2016 for the Humana Transaction. Prior to the mandatory redemption of the SMR Notes, the negative cost of carry associated with these senior notes was excluded from adjusted earnings and pre-tax adjusted earnings. The negative cost of carry associated with the $2.8 billion aggregate principal amount of Aetna's senior notes issued in June 2016 that are not subject to mandatory redemption (the "Other 2016 Senior Notes") was excluded from adjusted earnings and pre-tax adjusted earnings through the date of the termination of the Humana Merger Agreement. The components of the negative cost of carry are reflected in Aetna's GAAP Consolidated Statements of Income in interest expense and net investment income. Subsequent to the termination of the Humana Merger Agreement, the interest expense and net investment income associated with the Other 2016 Senior Notes were no longer excluded from adjusted earnings and pre-tax adjusted earnings.

•
In 1993, Aetna discontinued the sale of fully guaranteed large case pensions products and established a reserve for anticipated future losses on these products, which Aetna reviews quarterly. During both the three months ended June 30, 2017 and 2016, Aetna reduced the reserve for anticipated future losses on discontinued products. Aetna believes excluding any changes in the reserve for anticipated future losses on discontinued products from adjusted earnings provides more useful information as to Aetna's continuing products and is consistent with the treatment of the operating results of these discontinued products, which are credited or charged to the reserve and do not affect Aetna's operating results.

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•
Other acquired intangible assets relate to Aetna's acquisition activities and are amortized over their useful lives. However, this amortization does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna's business operations.

•
The corresponding tax benefit or expense related to the items excluded from adjusted earnings discussed above. The tax benefit or expense was calculated utilizing the appropriate tax rate for each individual item excluded from adjusted earnings.

For a reconciliation of financial measures calculated under GAAP to these items, refer to the tables on pages 9 through 11 of this press release.

(3) Adjusted revenue excludes net realized capital gains and losses and interest income on the proceeds of Aetna's senior notes issued in June 2016 as noted in (2) above. Refer to the tables on pages 9 through 11 of this press release for a reconciliation of total revenue calculated under GAAP to adjusted revenue.

(4) Projected full-year 2017 net income per share and adjusted earnings per share reflect a range of 334 million to 335 million weighted average diluted shares. Projected full-year 2017 adjusted earnings per share exclude from projected full-year 2017 net income per share the loss on early extinguishment of long-term debt, the projected Penn Treaty-related guaranty fund assessments, projected transaction and integration-related costs (including termination costs) primarily related to the Humana Transaction, the reduction of the reserve for anticipated future losses on discontinued products, estimated amortization of other acquired intangible assets, net realized capital gains and losses, other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance and the corresponding income tax benefit or expense related to the items excluded from net income per share discussed above. Amortization of other acquired intangible assets relates to Aetna's acquisition activities. The table below reconciles projected 2017 net income per share to projected 2017 adjusted earnings per share:

Reconciliation of Projected 2017 Net Income Per Share to Projected 2017 Adjusted Earnings Per Share
Projected net income per share (GAAP measure)	$5.46 to $5.56
Loss on early extinguishment of long-term debt	.74
Penn Treaty-related guaranty fund assessments	.69
Transaction and integration-related costs (including termination costs)	3.59
Reduction of reserve for anticipated future losses on discontinued products	(.33)
Amortization of other acquired intangible assets	.70
Net realized capital losses	.92
Income tax benefit	(2.32)
Projected adjusted earnings per share	$9.45 to $9.55

Aetna will experience net realized capital gains or net realized capital losses during the remainder of 2017, however Aetna cannot project the amount of such future gains or losses. Therefore, Aetna has assumed no net realized capital gains or losses after June 30, 2017 for purposes of projecting net income and net income per share. Aetna's annual net realized capital gains or losses ranged from a net realized capital loss of $65 million to a net realized capital gain of $86 million during calendar years 2014 through 2016.

(5) The adjusted expense ratio excludes net realized capital gains and losses and other items, if any, that are excluded from adjusted revenue or adjusted operating expenses, as noted in (2) above. For a reconciliation of the comparable GAAP measure to this metric for the periods covered by this press release, refer to page 11 of this press release.

(6) In order to provide useful information regarding Aetna's profitability on a basis comparable to others in the industry, without regard to financing decisions, income taxes or amortization of other acquired intangible assets (each of which may vary for reasons not directly related to the performance of the underlying business), Aetna's adjusted pre-tax margin is based on adjusted earnings excluding interest expense and income taxes. Management also uses adjusted pre-tax margin to assess Aetna's performance, including performance versus competitors.

(7) Days claims payable is calculated by dividing the health care costs payable at each quarter end by the average health care costs per day in each respective quarter. The total debt to consolidated capitalization ratio is calculated by dividing total long-term debt and short-term debt ("Total Debt") by the sum of Total Debt and total Aetna shareholders' equity.

(8) Aetna's Corporate Financing segment is not a business segment. It is added to Aetna's business segments to reconcile segment reporting to Aetna's consolidated results. The Corporate Financing segment includes interest expense on Aetna's

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outstanding debt and the financing components of Aetna's pension and other postretirement employee benefit plan expenses (benefits), and, effective March 31, 2017, all transaction and integration-related costs and income taxes. The prior periods have been restated to reflect this presentation. As described in (2) above, the adjusted earnings of the Corporate Financing segment exclude other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance.

(9) Interest expense included in the reconciliation to adjusted earnings before income taxes, excluding interest expense and the reconciliation to adjusted earnings excluding interest expense, net of tax for the six months ended June 30, 2017 and the three and six months ended June 30, 2016 excludes costs associated with the term loan credit agreement executed in connection with the Humana Transaction and the negative cost of carry on transaction-related debt incurred in connection with the Humana Transaction. Interest expense for the three and six months ended June 30, 2016 excludes costs associated with bridge credit agreement executed in connection with the Humana Transaction. These costs are included within transaction and integration-related costs. Refer to (2) above for further discussion.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s control.

Statements in this press release regarding Aetna that are forward-looking, including Aetna’s projections as to net income per share, adjusted earnings per share, Penn Treaty-related guaranty fund assessments, transaction and integration-related costs, amortization of other acquired intangible assets, the income tax benefit related to items excluded from adjusted earnings, weighted average diluted shares (including the impact of accelerated share repurchase agreements), and future operating results, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: significant disruptions in the market for Aetna's common shares and/or financial markets; unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu or otherwise; changes in membership mix to higher cost or lower-premium products or membership adverse selection; medical cost increases resulting from unfavorable changes in contracting or re-contracting with providers (including as a result of provider consolidation and/or integration); increased pharmacy costs (including in Aetna’s public health insurance exchange products)); the profitability of Aetna’s individual products, where membership is higher than Aetna previously projected and has had and may continue to have more adverse health status and/or higher medical benefit utilization (including due to Aetna's product exit strategy) than Aetna projected; any suspension of the ACA's health insurer fee for 2018; adverse impacts from any failure to raise the U.S. Federal government’s debt ceiling or any sustained U.S. Federal government shut down; and changes in Aetna’s future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. As currently enacted, health care reform will continue to significantly impact Aetna’s business operations and financial results, including Aetna’s pricing and medical benefit ratios, and key components of the legislation will continue to be phased in through 2020. Aetna will be required to dedicate material resources and incur material expenses during 2017 to implement health care reform. Significant parts of the legislation continue to evolve through the promulgation of regulations and guidance. In addition, pending efforts in the U.S. Congress to repeal, amend, replace or restrict funding for various aspects of health care reform and pending litigation challenging aspects of the law continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform are unknown. Other important risk factors include: adverse changes in federal or state government policies, legislation or regulations (including legislative, judicial or regulatory measures that would affect Aetna’s business model, repeal, restrict funding for or amend various aspects of health care reform, limit Aetna’s ability to price for the risk it assumes and/or reflect reasonable costs or profits in its pricing, such as mandated minimum medical benefit ratios, or eliminate or reduce ERISA pre-emption of state laws (increasing Aetna’s potential litigation exposure)); uncertainty related to Aetna’s accruals for the ACA's reinsurance, risk adjustment and risk corridor programs (“3R’s”); uncertainty related to the funding for and final reconciliations with respect to the ACA's risk management and subsidy programs; the implementation of health care reform legislation, collection of ACA fees, assessments and taxes through increased premiums; adverse legislative, regulatory and/or judicial changes to or interpretations of existing health care reform legislation and/or regulations (including those relating to minimum medical loss ratio (“MLR”) rebates); the implementation of public health insurance exchanges; the timing and amount of and payment methods for satisfying assessments for Penn Treaty Network America Insurance Company and other insolvent payors under state guaranty fund laws; adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); reputational or financial issues arising from Aetna’s social media activities, data security breaches, other cybersecurity risks or other causes; adverse program, pricing, funding or audit actions by federal or state government payors, including as a result of sequestration and/or changes to or curtailment or elimination of the Centers for Medicare & Medicaid Services’ ("CMS") star rating bonus payments; Aetna's ability to maintain and/or enhance its CMS star ratings; Aetna’s ability to diversify Aetna’s sources of revenue and earnings (including by developing and expanding Aetna's consumer business and expanding Aetna’s foreign operations), transform Aetna’s business model, develop new products and

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optimize Aetna’s business platforms; the success of Aetna’s consumer health and services initiatives; adverse changes in size, product or geographic mix or medical cost experience of membership; managing executive succession and key talent retention, recruitment and development; failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, an uncertain economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to Aetna; failure to adequately implement health care reform and/or repeal of or changes in health care reform; the outcome of various litigation and regulatory matters, including audits, challenges to Aetna’s minimum MLR rebate methodology and/or reports, intellectual property litigation and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of Aetna’s payment practices with respect to out-of-network providers, other providers and/or life insurance policies; Aetna’s ability to integrate, simplify, and enhance Aetna’s existing products, processes and information technology systems and platforms to keep pace with changing customer and regulatory needs; Aetna’s ability to successfully integrate Aetna’s businesses (including businesses Aetna may acquire in the future) and implement multiple strategic and operational initiatives simultaneously; Aetna’s ability to manage health care and other benefit costs; Aetna’s ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; failure by a service provider to meet its obligations to Aetna; Aetna’s ability to develop and maintain relationships (including joint ventures or other collaborative risk-sharing agreements) with providers while taking actions to reduce medical costs and/or expand the services Aetna offers; Aetna’s ability to demonstrate that Aetna’s products and processes lead to access to quality affordable care by Aetna’s members; Aetna’s ability to maintain its relationships with third-party brokers, consultants and agents who sell its products; collection of amounts payable to Aetna by the State of Illinois; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; and a downgrade in Aetna’s financial ratings. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna’s 2016 Annual Report on Form 10-K (“Aetna’s 2016 Annual Report”) and Aetna's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 ("Aetna's March 2017 Quarterly Report"), each on file with the Securities and Exchange Commission ("SEC"), and Aetna's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 ("Aetna's June 2017 Quarterly Report"), when filed with the SEC. You should also read Aetna’s 2016 Annual Report and Aetna's March 2017 Quarterly Report, each on file with the SEC, and Aetna's June 2017 Quarterly Report, when filed with the SEC for a discussion of Aetna’s historical results of operations and financial condition.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aetna. Aetna does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

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Supplementary Information

Statements of Income Before Income Taxes Attributable to Aetna by Segment (Unaudited)

	Health	Group	Large Case	Corporate
(Millions)	Care	Insurance	Pensions	Financing	Total
Three Months Ended June 30, 2017
Revenue:
Health care premiums	$13,223	$—	$—	$—	$13,223
Other premiums	—	539	13	—	552
Fees and other revenue	1,457	27	2	—	1,486
Net investment income	113	61	63	—	237
Net realized capital gains	7	15	3	—	25
Total revenue	14,800	642	81	—	15,523
Benefits and expenses:
Health care costs	10,577	—	—	—	10,577
Current and future benefits	—	466	73	—	539
Operating expenses:
Selling expenses	366	36	—	—	402
General and administrative expenses	2,101	83	2	(36)	2,150
Total operating expenses	2,467	119	2	(36)	2,552
Interest expense	—	—	—	86	86
Amortization of other acquired intangible assets	58	—	—	—	58
Reduction of reserve for anticipated future losses on discontinued products	—	—	(109)	—	(109)
Total benefits and expenses	13,102	585	(34)	50	13,703
Income (loss) before income taxes including non-controlling interests	1,698	57	115	(50)	1,820
Less: Loss before income taxes attributable to non-controlling interests	(23)	—	—	—	(23)
Income (loss) before income taxes attributable to Aetna	$1,721	$57	$115	$(50)	$1,843

Three Months Ended June 30, 2016
Revenue:
Health care premiums	$13,629	$—	$—	$—	$13,629
Other premiums	—	542	5	—	547
Fees and other revenue	1,445	26	3	—	1,474
Net investment income	116	62	70	3	251
Net realized capital gains	31	17	4	—	52
Total revenue	15,221	647	82	3	15,953
Benefits and expenses:
Health care costs	11,232	—	—	—	11,232
Current and future benefits	—	454	71	—	525
Operating expenses:
Selling expenses	383	33	—	—	416
General and administrative expenses	2,232	86	3	47	2,368
Total operating expenses	2,615	119	3	47	2,784
Interest expense	—	—	—	123	123
Amortization of other acquired intangible assets	64	—	—	—	64
Reduction of reserve for anticipated future losses on discontinued products	—	—	(128)	—	(128)
Total benefits and expenses	13,911	573	(54)	170	14,600
Income (loss) before income taxes including non-controlling interests	1,310	74	136	(167)	1,353
Less: Income before income taxes attributable to non-controlling interests	2	—	1	—	3
Income (loss) before income taxes attributable to Aetna	$1,308	$74	$135	$(167)	$1,350

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Statements of Income Before Income Taxes Attributable to Aetna by Segment (Unaudited)

	Health	Group	Large Case	Corporate
(Millions)	Care	Insurance	Pensions	Financing	Total
Six Months Ended June 30, 2017
Revenue:
Health care premiums	$26,442	$—	$—	$—	$26,442
Other premiums	—	1,070	26	—	1,096
Fees and other revenue	2,905	52	4	—	2,961
Net investment income	228	124	134	11	497
Net realized capital gains (losses)	8	17	3	(336)	(308)
Total revenue	29,583	1,263	167	(325)	30,688
Benefits and expenses:
Health care costs	21,493	—	—	—	21,493
Current and future benefits	—	933	151	—	1,084
Operating expenses:
Selling expenses	750	73	—	—	823
General and administrative expenses	4,336	165	5	1,076	5,582
Total operating expenses	5,086	238	5	1,076	6,405
Interest expense	—	—	—	259	259
Amortization of other acquired intangible assets	118	—	—	—	118
Loss on early extinguishment of long-term debt	—	—	—	246	246
Reduction of reserve for anticipated future losses on discontinued products	—	—	(109)	—	(109)
Total benefits and expenses	26,697	1,171	47	1,581	29,496
Income (loss) before income taxes including non-controlling interests	2,886	92	120	(1,906)	1,192
Less: (Loss) income before income taxes attributable to non-controlling interests	(21)	—	1	—	(20)
Income (loss) before income taxes attributable to Aetna	$2,907	$92	$119	$(1,906)	$1,212

Six Months Ended June 30, 2016
Revenue:
Health care premiums	$27,098	$—	$—	$—	$27,098
Other premiums	—	1,067	20	—	1,087
Fees and other revenue	2,884	52	5	—	2,941
Net investment income	228	120	118	3	469
Net realized capital gains	25	20	6	—	51
Total revenue	30,235	1,259	149	3	31,646
Benefits and expenses:
Health care costs	22,080	—	—	—	22,080
Current and future benefits	—	920	134	—	1,054
Operating expenses:
Selling expenses	773	64	—	—	837
General and administrative expenses	4,555	173	6	76	4,810
Total operating expenses	5,328	237	6	76	5,647
Interest expense	—	—	—	225	225
Amortization of other acquired intangible assets	126	—	—	—	126
Reduction of reserve for anticipated future losses on discontinued products	—	—	(128)	—	(128)
Total benefits and expenses	27,534	1,157	12	301	29,004
Income (loss) before income taxes including non-controlling interests	2,701	102	137	(298)	2,642
Less: Income (loss) before income taxes attributable to non-controlling interests	5	—	(1)	—	4
Income (loss) before income taxes attributable to Aetna	$2,696	$102	$138	$(298)	$2,638

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Membership
	June 30, 2017			March 31, 2017			December 31, 2016			June 30, 2016
(Thousands)	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical Membership:
Commercial	4,407	13,375	17,782	4,557	13,351	17,908	5,457	13,132	18,589	5,667	12,947	18,614
Medicare Advantage	1,453	—	1,453	1,443	—	1,443	1,362	—	1,362	1,344	—	1,344
Medicare Supplement	724	—	724	711	—	711	685	—	685	637	—	637
Medicaid	1,307	822	2,129	1,570	814	2,384	1,668	806	2,474	1,592	791	2,383
Total Medical Membership	7,891	14,197	22,088	8,281	14,165	22,446	9,172	13,938	23,110	9,240	13,738	22,978

Dental Membership:
Total Dental Membership	5,534	8,078	13,612	5,898	8,116	14,014	6,086	8,386	14,472	5,926	8,393	14,319

Pharmacy Benefit Management Services Membership:
Commercial			8,087			8,217			9,400			9,598
Medicare Prescription Drug Plan (stand-alone)			2,062			2,064			2,067			1,967
Medicare Advantage Prescription Drug Plan			1,116			1,106			953			943
Medicaid			2,832			2,817			2,783			2,657
Total Pharmacy Benefit Management Services Membership			14,097			14,204			15,203			15,165

Health Care Medical Benefit Ratios
	Three Months Ended June 30,		Six Months Ended June 30,
(Millions)	2017	2016	2017	2016
Premiums (GAAP measure)
Commercial	$6,267	$7,050	$12,376	$14,015
Government	6,956	6,579	14,066	13,083
Health Care	$13,223	$13,629	$26,442	$27,098
Health Care Costs (GAAP measure)
Commercial	$4,924	$5,879	$9,771	$11,299
Government	5,653	5,353	11,722	10,781
Health Care	$10,577	$11,232	$21,493	$22,080
Medical Benefit Ratios "MBRs"
Commercial	78.6%	83.4%	79.0%	80.6%
Government	81.3%	81.4%	83.3%	82.4%
Health Care	80.0%	82.4%	81.3%	81.5%

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Roll Forward of Health Care Costs Payable
(Unaudited)
	Six Months Ended June 30,
(Millions)	2017	2016
Health care costs payable, beginning of period	$6,558	$6,306
Less: reinsurance recoverables	5	4
Health care costs payable, beginning of period, net	6,553	6,302
Add: Components of incurred health care costs:
Current year	22,123	22,725
Prior years(a)	(750)	(709)
Total incurred health care costs (b)	21,373	22,016

Less: Claims paid
Current year	16,580	16,601
Prior years	5,224	4,841
Total claims paid	21,804	21,442

Health care costs payable, end of period, net	6,122	6,876
Add: premium deficiency reserve	120	64
Add: reinsurance recoverables	4	3
Health care costs payable, end of period	$6,246	$6,943

(a) Negative amounts reported for incurred health care costs related to prior years result from claims being settled for amounts less than originally estimated.
(b) Total incurred health care costs exclude from the table above $120 million and $64 million, respectively, related to the premium deficiency reserve recorded during the six months ended June 30, 2017 and 2016, respectively, for the 2017 and 2016 coverage years, respectively, on Aetna's individual Commercial products.

Days Claims Payable (Unaudited)
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Days Claims Payable	54	53	54	57	56

Health Care Reform's Reinsurance, Risk Adjustment and Risk Corridor (the “3Rs”)(a) Net Receivable (Payable)
	June 30, 2017			December 31, 2016
	(Unaudited)
(Millions)	Reinsurance	Risk Adjustment	Risk Corridor(b)	Reinsurance	Risk Adjustment	Risk Corridor
Current	$202	$(512)	$—	$202	$(690)	$(10)
Long-term	15	(40)	—	—	—	—
Total net receivable (payable)	$217	$(552)	$—	$202	$(690)	$(10)
(a) Aetna participates in certain public health insurance exchanges established pursuant to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (as amended, collectively, “Health Care Reform” or the “ACA”). Under regulations established by the U.S. Department of Health and Human Services (“HHS”), HHS pays Aetna a portion of the premium and a portion of the health care costs for low-income individual Public Exchange members. In addition, HHS administers the 3Rs risk management programs. The ACA’s temporary Reinsurance and Risk Corridor programs expired at the end of 2016.
(b) Aetna estimates that as of June 30, 2017, it is entitled to receive a total of $314 million from HHS under the three-year ACA risk corridor program for the 2014 through 2016 program years. At June 30, 2017, Aetna did not record any ACA risk corridor receivables related to the 2016 or 2015 program years or any amount in excess of HHS's announced prorated funding amount for the 2014 program year, because payments from HHS are uncertain.